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                                                                   Exhibit 3.129


                            CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                                       OF
                       K-III KG CORPORATION - NEW YORK II
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                   ----------

     WE THE UNDERSIGNED, Michaelanne Discepolo and Beverly C. Chell, being respectively the Vice President and Secretary of K-III KG Corporation - New York II hereby certify:

     1. The name of the corporation is K-III KG Corporation - New York II.

     2. The Certificate of Incorporation of said corporation was filed by the Department of State on the 13th day of January, 1994.

     3. The Certificate of Incorporation is amended to change the name of the corporation. To effect the foregoing, Article First is amended to read as follows:

          FIRST: The name of the corporation of "The Katharine Gibbs Corporation
- New York"

     4. The amendment was authorized by the unanimous written consent of the Board of Directors, there being no shareholders nor subscribers for shares, and by the written consent of the Incorporator.

     IN WITNESS WHEREOF, we have signed this certificate on the 10th day of February, 1997 and we affirm the statements contained therein as true under penalties of perjury.

                                        /s/ Michaelanne Discepolo
                                        ------------------------------
                                             Michaelanne Discepolo
                                                 Vice President

                                        /s/ Beverly C. Chell
                                        ------------------------------
                                               Beverly C. Chell
                                                  Secretary